UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2023

Acorda Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-31938	13-3831168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Blue Hill Plaza 3rd Floor
Pearl River, New York		10965
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 914 347-4300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ACOR	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On May 31, 2023, Acorda Therapeutics, Inc. (the “Company”) announced that it intends to conduct a reverse stock split at a ratio of 1-for-20, such that for each twenty shares of the Company’s common stock, $0.001 par value per share, will be combined into one share of common stock, $0.001 par value per share, and the authorized shares of common stock shall decrease proportionally on a 1-for-20 basis (together, the “Reverse Stock Split”). The Reverse Stock Split will be effective at 4:01 p.m., Eastern Time, on June 2, 2023. The Company expects that upon the opening of trading on June 5, 2023, the Company’s common stock will begin trading on a post-split basis under CUSIP number 00484M700. The Reverse Stock Split is being effected to regain compliance with the $1.00 per share minimum closing price required to maintain continued listing on The Nasdaq Global Select Market.

The Reverse Stock Split will apply equally to all outstanding shares of the common stock, and each stockholder will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as that stockholder held immediately prior to the Reverse Stock Split, except for adjustments that may result from the treatment of fractional shares. The Company will not issue any fractional shares in connection with the Reverse Stock Split, and no cash or other consideration will be paid. Instead, the number of shares issued in connection with the Reverse Stock Split will be rounded up to the next whole share. The Reverse Stock Split will not modify the rights or preferences of the common stock. As a result of the proportionate reduction in the number of authorized shares of common stock, the Reverse Stock Split will result in the number of authorized shares of common stock being reduced from 61,666,666 to 3,083,333.

As previously reported in the Company’s Current Report on Form 8-K filed on November 14, 2022, on November 11, 2022, the Company’s stockholders approved a proposal to authorize the Company’s board of directors to approve an amendment and restatement of the Company’s certificate of incorporation to effect a reverse stock split of the Company’s common stock by a ratio of any whole number in the range of 1-for-2 to 1-for-20, and a corresponding reduction in the number of authorized shares of the Company’s common stock, within one year following the conclusion of the Special Meeting of Stockholders on November 11, 2022.

On May 31, 2023, the Company issued a press release announcing the Reverse Stock Split. A copy of the press release is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 31, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

Date:	May 31, 2023	By:	/s/ Michael Gesser
Michael Gesser Chief Financial Officer and Treasurer